SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) May 13, 1998
                                                           ------------

                              AVIS RENT A CAR, INC.
                              ---------------------
             (Exact Name of Registrant as Specified in its Charter)

        DELAWARE                    1-13315                   11-3347585
        --------                    -------                   ----------
(State of Incorporation)    (Commission File Number)       (I.R.S. Employer
                                                          Identification No.)

         900 Old Country Road
         Garden City, New York                                 11530
         ---------------------                                 -----
(Address of Principal Executive Offices)                     (Zip Code)

       Registrant's telephone number, including area code: (516) 222-3000
                                                           --------------

                                 Not Applicable
     ---------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 1.     CHANGES IN CONTROL OF REGISTRANT.

Not applicable

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

Not applicable

ITEM 3.     BANKRUPTCY OR RECEIVERSHIP.

Not applicable

ITEM 4.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Not applicable

ITEM 5.     OTHER EVENTS.

On May 8, 1998 Cendant Corporation ("Cendant") announced that John H. Carley, Executive Vice President and General Counsel of the Registrant, will assume the office of Senior Vice President, Legal and Regulatory Affairs of Cendant effective June 1, 1998. Cendant, through its wholly-owned subsidiary, Cendant Car Rental, Inc., the franchisor of the Avis System, owns 20.9% of the Registrant's Common Stock. Mr. Carley will resign from his current offices of the Registrant effective with the close of business on May 31, 1998.

ITEM 6.     RESIGNATIONS OF REGISTRANT'S DIRECTORS.

Not applicable

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Reference is made to the News Release of Cendant Corporation filed as an Exhibit hereto, which information is incorporated herein by reference.

ITEM 8.     CHANGE IN FISCAL YEAR.

Not applicable

ITEM 9.     SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

Not applicable

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          AVIS RENT A CAR, INC.
                                                (Registrant)


Date: May 13, 1998                        By:   /s/ Kevin M. Sheehan
                                                --------------------------------
                                                Kevin M. Sheehan
                                                Executive Vice President and
                                                Chief Financial Officer
                                                (Principal financial officer)

                                  Exhibit Index

News Release of Cendant Corporation dated May 8, 1998.

               CENDANT NAMES JOHN H. CARLEY SENIOR VICE PRESIDENT,
                          LEGAL AND REGULATORY AFFAIRS

      Stamford, CT and Parsippany, NJ, May 8, 1998 - Cendant Corporation (NYSE:
CD) today announced it has named John H. Carley to the newly created position of Senior Vice President, Legal and Regulatory Affairs. Mr. Carley will have responsibility for Cendant's relationship with all regulatory authorities relating to its businesses, including the several state insurance departments following Cendant's acquisitions of American Bankers Insurance Group and Providian Home and Auto Insurance, and assist in litigation matters. The appointment will be effective on June 1, 1998.

      For the past year and a half, Mr. Carley has served as Executive Vice President and General Counsel of Avis Rent A Car. Prior to joining Avis, Mr. Carley served as Deputy Attorney General for Public Advocacy for New York State. In that position he was responsible for all affirmative and statutory litigation on behalf of the State, including investor protection and securities, consumer protection and civil rights.

      His previous positions include General Counsel to the Reagan Administration's Office of Management and Budget, and General Counsel to the Federal Trade Commission. Mr. Carley was also a partner for several years at the New York City law firm of Donovan, Leisure, Newton & Irvine.

      In his new position, Mr. Carley will report directly to James E. Buckman, Senior Executive Vice President and General Counsel of Cendant. Mr. Buckman said: "Jack Carley has done an incredible job at Avis Rent A Car in the year and a half he has been there. He has overseen the successful disposition of some high profile litigation we inherited when we acquired Avis, as well as the transition of Avis Rent A Car to a public company. With our expansion into the highly regulated insurance business, we are fortunate that we are able to attract a person of Jack's quality and experience to oversee our relationships with all of the various regulatory bodies with whom we will soon be interfacing."

      Carley holds a B.A. from Rutgers University and an LL.B. from Yale Law School.

                                     -more-

      Cendant (NYSE: CD) is the world's premier provider of consumer and business services. Cendant operates in three principal segments: Alliance Marketing, Travel and Real Estate Services. In Alliance Marketing, Cendant provides access to travel, shopping, auto, dining, and other services worldwide. In Travel Services, Cendant is the leading franchisor of hotels and rental car agencies worldwide, the premier provider of vacation exchange services, a leading fleet management company through PHH, and the U.K.'s largest private car park operator through NPC. In Real Estate Services, Cendant is the world's premier franchisor of residential real estate brokerage offices, a major provider of mortgage services to consumers and a global leader in corporate employee relocation. Headquartered in Stamford, CT and Parsippany, NJ, the company has nearly 40,000 employees, operates in over 100 countries and makes more than 100 million customer contacts annually.

      Contacts:

      Investors                                       Media
      ---------                                       -----
      Laura P. Hamilton                               Elliot Bloom
      SVP Corporate Communications                    VP Public Relations
      and Investor Relations                          (973) 496-8414
      (203) 965-5114